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                        EPIC RESORTS AND SUBSIDIARIES(1)

Epic Resorts, LLC, a Delaware limited liability company
Epic Resorts - Palm Springs Marquis Villas, LLC, a Delaware limited liability company
Epic Resorts - Westpark Resort, LLC, a Delaware limited liability company Epic Resorts - Scottsdale Links Resort, LLC, a Delaware limited liability company
London Bridge Resort, LLC, a Delaware limited liability company
Epic Resorts - Hilton Head, LLC, a Delaware limited liability company
Epic Resorts - Afton Resort, LLC, a Delaware limited liability company Daytona Beach Regency, Ltd., a Florida limited partnership
Resort Management, LLC, a Delaware limited liability company
Resort Investment, LLC, a Delaware limited liability company
Epic Capital Corp., a Delaware corporation
Epic Warrant Co., a Delaware corporation
Epic Receivables, Inc., a Delaware corporation
Epic Membership Corp., a Delaware corporation
Epic Travel, LLC, a Delaware limited liability company
Epic Resorts - Vacation Showplace, LLC, a Delaware limited liability company Epic Resorts Management, LLC, a Delaware limited liability company(2)
Epic Marketing, LLC, a Delaware limited liability company(3)
Epic Vacation Club, a Delaware non-profit corporation
Epic Master Funding Corporation, a Delaware corporation(4)
Epic Resorts - Planters Quarters, Inc., a Delaware corporation
Epic Receivables 1999, LLC, a Delaware limited liability company


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(1)ALL ARE DIRECT SUBSIDIARIES OF EPIC RESORTS, LLC EXCEPT DAYTONA BEACH
REGENCY, LTD.
(2)PROPERTY MANAGEMENT ARM OF EPIC VACATION CLUB
(3)ONE PERCENT INTEREST HELD BY EPIC MEMBERSHIP CORP.
(4)SPECIAL PURPOSE CORPORATION FOR MORTGAGE AND/OR CLUB RECEIVABLES
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Daytona Beach Regency Association, Inc., a Florida non-profit corporation(5)
Resort Association, Inc., an Arizona non-profit corporation
Scottsdale Links Condominium Association, an Arizona non-profit corporation Island Links Resort Owners Association, Inc., a South Carolina non-profit corporation
Palm Springs Marquis Villas Owners Association, a California non-profit Mutual Benefit Corporation
Desert Paradise Resort Owners Association, a Nevada Non-profit corporation


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(5)NON-PROFIT CONDOMINIUM OWNERS ASSOCIATION